UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2018

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0123

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Compensatory Arrangements. As previously disclosed, Celcuity Inc. (the “Company”) provides its named executive officers and other senior managers the opportunity to earn incentive payments under a milestone-based incentive pay program. Each participant is granted the opportunity to earn incentive pay up to a maximum percentage of his or her base salary per milestone. On October 17, 2018, the Board approved an increase in the maximum milestone-based incentive pay that may be earned by Brian F. Sullivan, Chief Executive Officer, to 80% of base salary.

The Company achieved a milestone under the incentive program in October 2018, and the related incentives were awarded under the incentive program to the Company’s named executive officers and other senior managers on October 17, 2018. Mr. Sullivan’s incentive payment was made in the form of a stock option for 14,675 shares, which option has a value equal to 80% of Mr. Sullivan’s base salary, using the Black Scholes valuation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2018

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan Chief Executive Officer

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